EXECUTION

                  INDEMNIFICATION AND CONTRIBUTION AGREEMENT

     This Indemnification and Contribution Agreement, dated as of April 9, 1999 (the "Agreement") is by and among Bear Stearns Asset Backed Securities, Inc., a Delaware corporation ("BSABS"), Bear, Stearns & Co. Inc., a Delaware corporation ("BEAR STEARNS"), American Residential Eagle, Inc., a Delaware corporation ("EAGLE") and American Residential Investment Trust, Inc., a real estate investment trust organized under the laws of the State of Maryland ("AmREIT").

                                  WITNESSETH:

     WHEREAS, AmREIT, EAGLE and BSABS will be parties to certain mortgage loan purchase and sale agreements (each, a "Sale Agreement") pursuant to which AmREIT will sell and transfer a pool of mortgage loans (the "Mortgage Pool") to EAGLE and EAGLE, in turn, will sell and transfer the Mortgage Pool to BSABS, with the understanding that BSABS will transfer such Mortgage Pool to American Residential Eagle Bond Trust 1999-1, a Delaware statutory business trust (the "Trust"), for the purpose of providing security for the Trust's issuance of its Mortgage-Backed LIBOR Notes, Class A, Series 1999-1 (hereinafter, the "Securitization Transaction");

     WHEREAS, AmREIT and EAGLE stand to derive substantial financial and other benefits in connection with the Securitization Transaction;

     WHEREAS, BEAR STEARNS and BSABS will enter into an underwriting agreement of even date herewith pursuant to which BEAR STEARNS has agreed to purchase the Notes;

     WHEREAS, BEAR STEARNS intends to offer the Notes to the public pursuant to the Prospectus Supplement (as defined herein); and

     WHEREAS, as an inducement to BSABS to enter into the Sale Agreement and to BEAR STEARNS to enter into the Underwriting Agreement with BSABS, the parties hereto have agreed to provide for cross-indemnification and contribution on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

     Section 1.01. Definitions. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

     "Agreement" means this Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

     "AmREIT" means American Residential Investment Trust, Inc., a Maryland corporation.

     "AmREIT Information" means all information contained in the Prospectus Supplement OTHER THAN (i) the BEAR STEARNS Information; (ii) the statements under the following subheadings under the caption "Summary": "-- The Depositor; "-- Description of the Notes"; "-- Payment of the Notes"; "-- Credit Enhancement"; "-- ERISA Considerations"; "-- Legal Investment Considerations" "-- Rating of the Notes"; and (iii) the statements under the following captions: "The Trust"; "The Depositor"; "Description of the Notes"; "The Insurance Policy"; "The Note Insurer"; "Certain Prepayment and Yield Considerations"; "Certain Federal Income Tax Considerations"; "State Tax Considerations"; "ERISA Considerations"; "Legal Investment Considerations"; "Underwriting"; "Experts"; "Legal Matters"; and "Ratings"; and "Annex A -- Global Clearance Settlement and Tax Documentation Procedures."

     "BEAR STEARNS" means Bear, Stearns & Co. Inc., a Delaware corporation.

     "BEAR STEARNS's INFORMATION" means, with respect to the Prospectus Supplement, (i) the information set forth in the penultimate paragraph of the front cover page, and (ii) the information under the caption "UNDERWRITING".

     "BSABS" means Bear Stearns Asset Backed Securities, Inc., a Delaware corporation.

     "Prospectus" means the prospectus dated June 4, 1998 of BSABS.

     "Prospectus Supplement" means the prospectus supplement dated April 9, 1999, relating to the public offering of the Notes, in the form attached hereto as Exhibit A.

     For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture dated as of April 1, 1999 (the "Indenture"), by and between the Issuer and Norwest Bank Minnesota, National Association, as Indenture Trustee. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02. Interpretive Provisions.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean "including without limitation"; and "or" includes "and/or".

     (c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

     (d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes in the case of agreements or instruments references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                 ARTICLE II.

                        REPRESENTATIONS AND WARRANTIES

     Section 2.01. Representations and Warranties. Each party hereto represents that:

     (a) such party is validly existing and in good standing under the laws of their respective jurisdiction of formation or incorporation, as applicable, and has full power and authority to own its assets and to transact the business in which it is currently engaged. Such party is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of such party;

     (b) such party is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

     (c) the execution, delivery and performance of this Agreement by such party will not violate any provision of any existing law or regulation or any order, judgment or decree of any court applicable to such party or any provision of the charter or bylaws of such party, or constitute a material breach of any mortgage, indenture, contract or other agreement to which such party is a party or by which it or its property may be bound;

     (d) no Proceeding of or before any court, tribunal or governmental body is currently pending or, to the knowledge of such party, threatened against such party or any of its properties or with respect to this Agreement or the Notes;

     (e) such party has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such party enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or by the availability of equitable remedies; and

     (f) this Agreement has been duly executed and delivered by such party.

                                 ARTICLE III.

                                INDEMNIFICATION

     Section 3.01. Indemnification by AmREIT, EAGLE, BSABS and BEAR STEARNS.

     (a) AmREIT and EAGLE, jointly and severally, shall indemnify and hold harmless each of BSABS and BEAR STEARNS, each of their respective directors, each of their respective officers and each Person, if any, that controls BSABS or BEAR STEARNS, as the case may be, within the meaning of the Act, against any and all losses, claims, damages or liabilities, as incurred, to which BSABS or BEAR STEARNS or any such director, officer or controlling person may become subject, under the Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission relates to the AmREIT Information in the Prospectus Supplement, and AmREIT and EAGLE shall in each case be jointly and severally liable to reimburse BSABS, BEAR STEARNS and each such director, officer or controlling person of either such entity for any legal or other expenses reasonably incurred by BSABS or BEAR STEARNS and each such director, officer or controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action. AmREIT's and EAGLE's liability under this Section shall be in addition to any other liability AmREIT or EAGLE may otherwise have.

     (b) BSABS shall indemnify and hold harmless AmREIT and EAGLE, each of their respective directors, each of their respective officers and each Person, if any, that controls AmREIT or EAGLE, as the case may be, within the meaning of the Act, against any and all losses, claims, damages or liabilities, as incurred, to which AmREIT or EAGLE or any such director, officer or controlling person may become subject, under the Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission, in the case of the Prospectus Supplement, does not relate to the AmREIT Information, the BEAR STEARNS's Information or the information in the Prospectus Supplement under the caption "THE NOTE INSURER"; and BSABS shall reimburse AmREIT, EAGLE and each such director, officer and controlling person of either such entity for any legal or other expenses reasonably incurred by AmREIT, EAGLE or any such director, officer or controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action. BSABS's liability under this Section shall be in addition to any liability that BSABS may otherwise have.

     (c) BEAR STEARNS shall indemnify and hold harmless AmREIT and EAGLE, each of their respective directors, each of their respective officers and each Person, if any, that controls AmREIT or EAGLE, as the case may be, within the meaning of the Act, against any and all losses, claims, damages or liabilities, as incurred, to which AmREIT or EAGLE or any such director, officer or controlling person may become subject, under the Act or otherwise, to the extent that such losses, claims, damage or liabilities (or actions in respect thereof) arise out of or are based upon any written information provided by BEAR STEARNS specifically for use in connection with the preparation of the Prospectus Supplement or the Prospectus, and BEAR STEARNS shall reimburse AmREIT, EAGLE and each such director, officer and controlling person for any legal or other expenses reasonably incurred by AmREIT, EAGLE or any such director, officer or controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action. BEAR STEARNS's liability under this Section shall be in addition to any liability that BEAR STEARNS may otherwise have. Each party hereto acknowledges that the BEAR STEARNS's Information constitutes the only information furnished in writing by BEAR STEARNS for inclusion in the Prospectus Supplement, and BEAR STEARNS confirms that such information is true and correct.

     (d) If the indemnification provided for in this Section shall for any reason be unavailable to an party seeking indemnification under this Section, then AmREIT and EAGLE, on the one hand, and BSABS and BEAR STEARNS, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by AmREIT, EAGLE, BSABS or BEAR STEARNS, as the case may be (collectively, "Losses"), in such proportion as is appropriate to reflect the relative benefits received by BSABS, BEAR STEARNS, AmREIT and, EAGLE, respectively, from the public offering of the Notes; provided, however, that in no case shall BEAR STEARNS be responsible for any amount in excess of the underwriting discount applicable to the public offering of the Notes. If the allocation provided by the immediately preceding sentence is unavailable for any reason, BSABS, BEAR STEARNS, AmREIT and EAGLE shall contribute in such proportion as is appropriate to reflect not only the relative benefits received by BSABS, BEAR STEARNS, AmREIT, or EAGLE, respectively, but also the relative fault of BSABS, BEAR STEARNS, AmREIT or EAGLE, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by BSABS, AmREIT and EAGLE shall be deemed equal to the total net proceeds of the public offering (before deducting expenses) received by BSABS, EAGLE or AmREIT, respectively, and benefits received by BEAR STEARNS shall be deemed to be equal to the total underwriting discounts received by BEAR STEARNS from BSABS in connection with the public offering of the Notes. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to the AmREIT Information, the information provided by BSABS, or the information provided by BEAR STEARNS. BSABS, AmREIT and BEAR STEARNS agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this paragraph, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section, (i) each director of BSABS, BEAR STEARNS, each officer of BSABS or BEAR STEARNS and each Person, if any, that controls BSABS or BEAR STEARNS within the meaning of Section 15 of the Act shall have the same rights to contribution as BSABS and BEAR STEARNS and (ii) each director of AmREIT or EAGLE, each officer of AmREIT or EAGLE and each Person, if any, that controls AmREIT or EAGLE within the meaning of Section 15 of the Act shall have the same rights to contribution as AmREIT or EAGLE.

     Section 3.02. Notification; Procedural Matters.

     (a) Promptly after receipt by an indemnified party under Section 3.01 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party (or if a claim for contribution is to be made against another party) under Section 3.01, notify the indemnifying party (or other contributing party) in writing of the commencement thereof; but the omission so to notify the indemnifying party (or other contributing party) shall not relieve it from any liability it may have to any indemnified party (or to the party requesting contribution) otherwise than under Section 3.01. In case any such action shall be brought against any indemnified party, and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate (jointly with any other indemnifying party hereunder similarly notified) with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them or other indemnified parties hereunder that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel (including any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which shall not be unreasonably withheld.

                                 ARTICLE IV.

                                    GENERAL

     Section 4.01. Survival. This Agreement and the obligations hereunder of the parties hereto shall survive the purchase and sale of the Notes.

     Section 4.02. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns, and the officers, directors and controlling persons referred to in Article III hereof and their respective permitted successors and assigns, and no other Person shall have any right or obligation hereunder.

     Section 4.03. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section 4.04. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and which taken together shall constitute but one and the same instrument.

     Section 4.05. Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of BSABS, 245 Park Avenue, 4th Floor, New York, New York 10167, Attention:
Chief Counsel, (b) in the case of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Asset Backed Securities Group, (c) in the case of AmREIT, 455 Marine View Avenue, Suite 230, Del Mar, California 92014,
Attention: Mark Conger, Chief Financial Officer, and (d) in the case of EAGLE, 445 Marine View Avenue, Suite 100, Del Mar, California 92104, Attention:
Rollie Lynn, Senior Vice President, Portfolio Manager.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                                            BEAR STEARNS ASSET BACKED
                                              SECURITIES, INC.

                                            By:/s/ Jonathan Lieberman
                                               --------------------------
                                              Name:    Jonathan Lieberman
                                              Title:   Managing Director

                                            BEAR, STEARNS & CO. INC.

                                            By:/s/ Jonathan Lieberman
                                               ---------------------------
                                              Name:    Jonathan Lieberman
                                              Title:   Managing Director

                                            AMERICAN RESIDENTIAL INVESTMENT
                                              TRUST, INC.

                                            By: /s/ Jay M. Fuller
                                               ---------------------------
                                              Name:  Jay M. Fuller
                                              Title:

                                            AMERICAN RESIDENTIAL EAGLE, INC.

                                            By:  /s/ Jay M. Fuller
                                               ---------------------------
                                              Name:  Jay M. Fuller
                                              Title: